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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement to register 3,258,989 shares of common stock on Form S-3 of our report dated February 15, 2001 relating to the financial statements, which appears in the 2000 Annual Report to Shareholders, which is incorporated by reference in Cubist Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
December 21, 2001